Exhibit 99.1

Contact:

Innovative Solutions & Support, Inc.

Relland Winand

Chief Financial Officer

610-646-0350

rwinand@innovative-ss.com

Innovative Solutions & Support, Inc. Announces First Quarter Fiscal 2015 Financial Results

Exton, PA.  — January 21, 2015 — Innovative Solutions & Support, Inc. (“IS&S” or the “Company”) (ISSC) today announced its financial results for the first quarter of fiscal 2015 ended December 31, 2014.

For the first quarter, the Company reported sales of $6.7 million, compared to first quarter fiscal 2014 sales of $11.1 million. The Company reported first quarter 2015 net income of $594,000, or $0.03 per share, compared to net income of $1 million, or $0.06 per share, in the same quarter a year ago.  In the first quarter of fiscal 2015 the company recorded a $411,000 tax benefit due to the retroactive reinstatement of the R&D tax credit effective January 1, 2014.

Geoffrey Hedrick, Chairman and Chief Executive Officer of IS&S, said, “I am pleased to report a profitable first quarter, which has us on course for another year of positive earnings, although future quarterly results may be variable as they are dependent upon the timing and extent of receipt of customer sales orders.  Gross margins in the quarter reflect the anticipated decrease in engineering and development revenue from programs that effectively contributed breakeven or negative margins.  We’ve adjusted the organization to be in line with historical as well as current engineering requirements, production demands and with opportunities to penetrate the market with our growing portfolio of existing products, including the recently certified B737 Flight Management System.  In addition to our ongoing efforts to build backlog through longer term contracts, in the near term we are experiencing demand for smaller, intra-quarter book and ship production orders of our existing products that generate attractive margins, although they are not reflected in reported backlog.  The Company has developed a growing portfolio of products that offer some of the industry’s most cost effective solutions. The Company believes that this portfolio of products will lead to significant future orders.”

New orders in the first quarter of fiscal 2015 were $4.1 million. Backlog was $5.8 million at December 31, 2014.  Backlog reflects firm orders with stipulated delivery schedules, and excludes potential future sole-source production orders, including the Eclipse E550, the Pilatus PC-24, and the KC-46A aircraft.

At December 31, 2014, the Company had $14.2 million of cash on hand, down from cash of $15.2 million at September 30, 2014.  Cash used in operating activities was $726,000 in the quarter, primarily due to a $1.8 million reduction in accruals and payments of accounts payable.   Cash balances also reflect the use of $254,000 to repurchase shares during the quarter.

Shahram Askarpour, President of IS&S, added, “We’ve quickly adapted to current opportunities and challenges, with a leaner organization, an increased emphasis on marketing our broad portfolio of best price-for-performance solutions, and further advancing current engineering programs, such as the Pilatus utilities management system, towards production status.  The resources that were being consumed by a single large engineering program are now pursuing multiple attractive new program opportunities.  However, we recognize that large contracts for major fleet upgrades tend to move slowly.  So, we are expanding our intra-quarter book and ship business, which leverages our existing, on-the-shelf product portfolio and generates more immediate revenue.  Operating from what essentially represents a new base, we believe we can strategically capitalize on our value proposition against a backdrop of a generally improving market for our products.”

Conference Call

The Company will be hosting a conference call January 22, 2015 at 10:00 a.m. ET to discuss these results and its business outlook. Please use the following dial in number to register your name and company affiliation for the conference call: 877-883-0383 and enter the PIN Number 8943980. The call will also be carried live on the Investor Relations page of the Company web site at www.innovative-ss.com.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator that designs and manufactures flight guidance and cockpit display systems for Original Equipment Manufacturers (OEM’s) and retrofit applications. The company supplies integrated Flight Management Systems (FMS) and advanced GPS receivers for precision low carbon footprint navigation.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-

looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Innovative Solutions and Support, Inc.

Consolidated Balance Sheets

	December 31,	September 30,
	2014	2014
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$14,208,649	$15,214,584
Accounts receivable	4,558,471	4,419,863
Unbilled receivables, net	6,837,668	7,425,728
Inventories	5,276,149	5,470,786
Deferred income taxes	2,959,436	3,245,223
Prepaid expenses and other current assets	794,466	750,108
Total current assets	34,634,839	36,526,292

Property and equipment, net	7,367,469	7,467,663
Non-current deferred income taxes	774,764	57,707
Other assets	106,048	110,848
Total assets	$42,883,120	$44,162,510

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	$1,670,668	$2,402,652
Accrued expenses	2,907,095	4,077,290
Deferred revenue	596,639	526,320
Total current liabilities	5,174,402	7,006,262

Deferred income taxes	133,116	132,999
Other liabilities	11,814	11,725
Total liabilities	5,319,332	7,150,986

Commitments and contingencies	—	—

Shareholders’ equity

Preferred stock, 10,000,000 shares authorized, $.001 par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued issued and outstanding at December 31, 2014 and September 30, 2014	—	—

Common stock, $.001 par value: 75,000,000 shares authorized, 18,736,089 and 18,714,449 issued at December 31, 2014 and September 30, 2014, respectively	18,736	18,715

Additional paid-in capital	50,910,168	50,697,497
Retained earnings	7,278,646	6,684,902
Treasury stock, at cost, 1,846,451 shares at December 31, 2014 and 1,756,807 at September 30, 2014	(20,643,762)	(20,389,590)
Total shareholders’ equity	37,563,788	37,011,524
Total liabilities and shareholders’ equity	$42,883,120	$44,162,510

Innovative Solutions and Support, Inc.

Consolidated Statements of Income

(unaudited)

	Three months ended
	December 31,
	2014	2013

Sales	$6,724,255	$11,105,811

Cost of sales	3,962,450	7,325,375

Gross profit	2,761,805	3,780,436

Operating expenses:
Research and development	654,999	626,921
Selling, general and administrative	1,940,491	1,744,891
Total operating expenses	2,595,490	2,371,812

Operating income	166,315	1,408,624

Interest income	5,885	10,467
Other income	10,822	5,666
Income before income taxes	183,022	1,424,757

Income tax expense (benefit)	(410,720)	416,161

Net income	$593,742	$1,008,596

Net income per common share:
Basic	$0.04	$0.06
Diluted	$0.03	$0.06

Weighted average shares outstanding:
Basic	16,955,726	16,888,086
Diluted	17,040,681	17,094,346